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                                                                   EXHIBIT 10.85


                              AXYS PHARMACEUTICALS


                             KEY EMPLOYEE AGREEMENT
                                       FOR
                                   TIM HARRIS


        This Employment Agreement ("Agreement") is entered into as of the 8th day of January 1998, by and between Tim Harris ("Executive") and AxyS Pharmaceuticals (the "Company").

        WHEREAS, the Company desires to employ Executive to provide personal services to the Company, and wishes to provide Executive with certain compensation and benefits in return for his services; and

        WHEREAS, Executive wishes to be employed by the Company and provide personal services to the Company in return for certain compensation and benefits;

        NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, it is hereby agreed by and between the parties hereto as follows:

1.      EMPLOYMENT BY THE COMPANY.

        1.1 Subject to terms set forth herein, the Company agrees to employ Executive in the position of Senior Vice President of Research and Development, La Jolla, and Executive hereby accepts such employment effective as of January 8, 1998 (the "Employment Date"). During the term of his employment with the Company, Executive will devote his best efforts and substantially all of his business time and attention (except for vacation periods as set forth herein and reasonable periods of illness or other incapacities permitted by the Company's general employment policies) to the business of the Company.

        1.2 Executive shall serve in an executive capacity and shall perform such duties as are customarily associated with his then current title, consistent with the Bylaws of the Company and as required by the Company.

        1.3 The employment relationship between the parties shall also be governed by the general employment policies and practices of the Company, including those relating to protection of confidential information and assignment of inventions, except that when the terms of this Agreement differ from or are in conflict with the Company's general employment policies or practices, this Agreement shall control.

2.      COMPENSATION.

        2.1 SALARY. Executive shall receive for services to be rendered hereunder a minimum annualized base salary of $235,000, payable in accordance with the company's normal payroll practices.



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        2.2 DISCRETIONARY BONUS. Executive will be eligible for a discretionary bonus one year from the Employment Date, in an amount equal to up to one year's base salary earned as follows:

               (a) Up to fifty percent (50%) of annual base salary if Executive meets both of the following criteria:

                      (i) RETENTION OF KEY STAFF. As of the first anniversary of the Employment Date, the Company must have retained eighty percent (80%) or better of the key research and development staff, a list of whom shall be agreed upon between Executive and the Company prior to the Employment Date. For purposes of calculating this percentage, the parties agree that any identified key member of the research and development staff who is terminated for any reason by the Company shall be counted as if he or she had remained employed by the Company.

                      (ii) INTEGRATION. Executive must have performed a strongly constructive role in causing the successful integration of Arris and Sequana as determined in the sole discretion of the Company.

               (b) Fifty percent (50%) of annual base salary if Executive remains an active employee for a one year period after the Employment Date.

        2.3 STANDARD COMPANY BENEFITS. Executive shall be entitled to all rights and benefits for which he is eligible under the terms and conditions of the standard Company benefits and compensation practices which may be in effect from time to time and provided by the Company to its employees generally.

3.      PROPRIETARY INFORMATION OBLIGATIONS.

        3.1 AGREEMENT. Executive agrees to execute and abide by the Company's standard Proprietary Information and Inventions Agreement.

        3.2 REMEDIES. Executive's duties under the Proprietary Information and Inventions Agreement shall survive termination of his employment with the Company. Executive acknowledges that a remedy at law for any breach or threatened breach by him of the provisions of the Proprietary Information and Inventions Agreement would be inadequate, and he therefore agrees that the Company shall be entitled to injunctive relief in case of any such breach or threatened breach.

4.      OUTSIDE ACTIVITIES.

        4.1 Except with the prior written consent of the Company, Executive will not during the term of this Agreement undertake or engage in any other employment, occupation or business enterprise, other than ones in which Executive is a passive investor. Executive may engage in civic and not-for-profit activities so long as such activities do not materially interfere with the performance of his duties hereunder.



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        4.2 Except as permitted by Section 4.3, Executive agrees not to acquire, assume or participate in, directly or indirectly, any position, investment or interest known by him to be adverse or antagonistic to the Company, its business or prospects, financial or otherwise.

        4.3 During the term of his employment by the Company, except on behalf of the Company, Executive will not directly or indirectly, whether as an officer, director, stockholder, partner, proprietor, associate, representative, consultant, or in any capacity whatsoever engage in, become financially interested in, be employed by or have any business connection with any other person, corporation, firm, partnership or other entity whatsoever which were known by him to compete directly with the Company, throughout the world, in any line of business engaged in (or planned to be engaged in) by the Company; provided, however, that anything above to the contrary notwithstanding, he may own, as a passive investor, securities of any competitor corporation, so long as his direct holdings in any one such corporation shall not in the aggregate constitute more than 2% of the voting stock of such corporation.

5.      TERMINATION OF EMPLOYMENT.

        5.1 TERMINATION WITHOUT CAUSE.

               (a) The Company shall have the right to terminate Executive's employment with the Company at any time without cause (the "Termination Date").

               (b) In the event Executive's employment is terminated without cause before one year has elapsed from the Employment Date, and the Executive signs the general release of claims set forth hereto as Exhibit A, the Company shall provide Executive with the following compensation:

                      (i) Continuation of his base salary from the Termination Date until one year has elapsed from the Employment Date;

                      (ii) The entire Discretionary Bonus set forth in Paragraph
2.2 herein, which shall be paid on the Termination Date;

                      (iii) Should Executive elect continued health care coverage under COBRA, the Company will reimburse him for his COBRA coverage costs from the Termination Date until one year has elapsed from the Employment Date; and

                      (iv) The Company will accelerate the vesting of any stock options which would vest during the period from the Termination Date until one year has elapsed from the Employment Date such that all such options would be vested as of the Termination Date. Executive understands and agrees that no stock options will continue to vest after the Termination Date. Executive may exercise these options in accordance with the terms of his stock option agreements and the governing stock option plan.

        (c) In the event Executive's employment is terminated without cause on or after one year after the Employment Date, he will not be entitled to severance pay, pay in



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lieu of notice or any other such compensation, except as provided in the
Company's Severance Benefit Plan, if any, in effect on the Termination Date.

5.2     TERMINATION FOR CAUSE.

               (a) The Company shall have the right to terminate Executive's employment with the Company at any time for cause.

               (b) "Cause" for termination shall mean:

                      (i) conviction of a misdemeanor or felony involving dishonesty, fraud, theft or embezzlement or any other felony, or other crime or offense involving money or property of the Company (in any case in an amount or at a value in excess of $1,000);

                      (ii) failure or refusal in any material respect to follow reasonable written policies or directives established by the Company; or

                      (iii) willful and persistent failure or refusal to attend to Executive's material duties or obligations of employment if such failure or refusal has continued for at least ten (10) days after the Employee's receipt of notice from the Company specifying the failure or refusal.

               (c) In the event Executive's employment is terminated at any time with cause, he will not be entitled to severance pay, pay in lieu of notice or any other such compensation.

5.3     VOLUNTARY OR MUTUAL TERMINATION.

               (a) Executive may voluntarily terminate his employment with the Company at any time, after which no further compensation will be paid to Executive.

               (b) In the event Executive voluntarily terminates his employment, he will not be entitled to severance pay, pay in lieu of notice or any other such compensation, provided, however, that if within one year of the Employment Date, Executive resigns from employment solely due to a relocation of Executive's primary work location to a location which is greater than fifty (50) miles from his current work location, he shall be entitled to receive the severance compensation set forth in Paragraph 5.1(b) herein.

        6. RESTRICTIVE COVENANT. In the event Executive voluntarily terminates his employment with the Company, or his employment is terminated for cause, then for a period of



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six (6) months following the Termination Date, Executive shall not, without first obtaining the prior written approval of the Company, directly or indirectly engage or prepare to engage, in any research and/or development activities on programs which compete with those of the Company in existence at the time of such termination.

7.      NONINTERFERENCE.

        While employed by the Company, and for one (1) year immediately following the Termination Date, Executive agrees not to interfere with the business of the Company by:

               (a) soliciting, attempting to solicit, inducing, or otherwise causing any employee of the Company to terminate his or her employment in order to become an employee, consultant or independent contractor to or for any competitor of the Company; or

               (b) directly or indirectly soliciting the business of a customer or proposed customer of the Company for a research and/or development program or programs which compete with those of the Company in existence at the time of such termination. For this purpose, a customer or proposed customer of the Company shall mean an entity with whom, during the six (6) month period prior to the date of Executive's termination, the Company has been in contact for the purpose of attempting to establish a relationship concerning a research and/or development program which is competitive with the program concerning which Executive would solicit business.

8.      GENERAL PROVISIONS.

        8.1 NOTICES. Any notices provided hereunder must be in writing and shall be deemed effective upon the earlier of personal delivery (including personal delivery by telex) or the third day after mailing by first class mail, to the Company at its primary office location and to Executive at his address as listed on the Company payroll.

        8.2 SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provisions had never been contained herein.

        8.3 WAIVER. If either party should waive any breach of any provisions of this Agreement, he or it shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.

        8.4 COMPLETE AGREEMENT. This Agreement constitutes the entire agreement between Executive and the Company and it is the complete, final, and exclusive embodiment of their agreement with regard to this subject matter. It is entered into without reliance on any promise or representation other than those expressly contained herein, and it cannot be modified or amended except in a writing signed by an officer of the Company.



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        8.5 COUNTERPARTS. This Agreement may be executed in separate counterparts, any one of which need not contain signatures of more than one party, but all of which taken together will constitute one and the same Agreement.

        8.6 HEADINGS. The headings of the sections hereof are inserted for convenience only and shall not be deemed to constitute a part hereof nor to affect the meaning thereof.

        8.7 SUCCESSORS AND ASSIGNS. This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive and the Company, and their respective successors, assigns, heirs, executors and administrators, except that Executive may not assign any of his duties hereunder and he may not assign any of his rights hereunder without the written consent of the Company, which shall not be withheld unreasonably.

        8.8 ATTORNEY FEES. If either party hereto brings any action to enforce his or its rights hereunder, the prevailing party in any such action shall be entitled to recover his or its reasonable attorneys' fees and costs incurred in connection with such action.

        8.9 CHOICE OF LAW. All questions concerning the construction, validity and interpretation of this Agreement will be governed by the law of the State of California.

        IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

                                             AxyS PHARMACEUTICALS



                                             By: /s/ DANIEL PETREE
                                                --------------------------------
                                                        Daniel Petree


                                             Date:
                                                  ------------------------------


Accepted and agreed this
15th day of May, 1998.


/s/ TIM HARRIS
-------------------------------
          Tim Harris



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                                    EXHIBIT A

                         EMPLOYEE AGREEMENT AND RELEASE


        Except as otherwise set forth in this Agreement, I hereby release, acquit and forever discharge AxyS Pharmaceuticals, its parents and subsidiaries, and their officers, directors, agents, servants, employees, attorneys, shareholders, successors, assigns and affiliates, of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, arising out of or in any way related to agreements, events, acts or conduct at any time prior to and including the execution date of this Agreement, including but not limited to: all such claims and demands directly or indirectly arising out of or in any way connected with my employment with the Company or the termination of that employment; claims or demands related to salary, bonuses, commissions, stock, stock options, or any other ownership interests in the Company, vacation pay, fringe benefits, expense reimbursements, severance pay, or any other form of compensation; claims pursuant to any federal, state or local law, statute, or cause of action including, but not limited to, the federal Civil Rights Act of 1964, as amended; the federal Americans with Disabilities Act of 1990; the federal Age Discrimination in Employment Act of 1967, as amended ("ADEA"); the California Fair Employment and Housing Act, as amended; tort law; contract law; wrongful discharge; discrimination; harassment; fraud; defamation; emotional distress; and breach of the implied covenant of good faith and fair dealing.

        I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under ADEA. I also acknowledge that the consideration given for the waiver and release in the preceding paragraph hereof is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (1) my waiver and release do not apply to any rights or claims that may arise after the execution date of this Agreement; (2) I have been advised hereby that I have the right to consult with an attorney prior to executing this Agreement; (3) I have twenty-one (21) days to consider this Agreement (although I may choose to voluntarily execute this Agreement earlier); (4) I have seven
(7) days following the execution of this Agreement by the parties to revoke the Agreement; and (5) this Agreement shall not be effective until the date upon which the revocation period has expired, which shall be the eighth day after this Agreement is executed by me, provided that the Company has also executed this Agreement by that date ("Effective Date").



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        In giving this release, which includes claims which may be unknown to me at present, I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR." I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims I may have against the Company.



                                             By:________________________________
                                                         TIM HARRIS



                                             Date:______________________________



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